EXHIBIT 23.2


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated December 21, 2001) pertaining to the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan of Span-America Medical Systems, Inc. of our report dated October 27, 1999, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K) for the year ended September 29, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           Ernst & Young LLP

Greenville, South Carolina
December 17, 2001